2AQ Putnam Research Fund attachment
1/31/06 Semi-annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended January 31, 2006, Putnam Management
has assumed $9,956 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 (000s omitted)

Class A	1,680
Class B	--
Class C	--

72DD2 (000s omitted)

Class M	--
Class R	--
Class Y	500

73A1

Class A	0.041
Class B	--
Class C	--

73A2

Class M	--
Class R	0.013
Class Y	0.081


74U1 (000s omitted)

Class A	37,308
Class B	20,642
Class C	2,488

74U2 (000s omitted)

Class M	1,059
Class R	19
Class Y	5,922

74V1

Class A	14.79
Class B	14.04
Class C	14.13

74V2

Class M	14.33
Class R	14.75
Class Y	14.90




Additional Information About Errors and Omissions Policy--Item
85B

While no claims with respect to the Registrant/Series were filed under such policy during the period, requests under such policy for reimbursement of legal expenses and costs arising out of claims of market timing activity in the Putnam Funds have been submitted by the investment manager of the Registrant/Series.